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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-122678 of our report dated March 28, 2005, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading 'Experts' in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 3, 2005

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  Exhibit 23.1